                                                                    EXHIBIT 99.1


CONTACT:
-------
Mr. Robert M. Doyle, Senior Vice President and
Chief Financial Officer; (516) 484-2300
Coinmach Laundry Corporation

FOR IMMEDIATE RELEASE:
---------------------


                         COINMACH CORPORATION ANNOUNCES
                 PRIVATE PLACEMENT OF $100 MILLION SENIOR NOTES

NEW YORK, NEW YORK, OCTOBER 7, 1997 - Coinmach Corporation, a wholly-owned subsidiary of Coinmach Laundry Corporation (NASDAQ: WDRY), announced a private placement (the "Offering") of $100 million aggregate principal amount of its 11 3/4% Series C Senior Notes due 2005 (the "Series C Notes") on substantially identical terms as its outstanding Series B 11 3/4% Senior Notes due 2005. The consummation of the Offering is subject to the satisfaction of certain conditions and is expected to occur on October 8, 1997. Substantially all of the proceeds of the Offering shall be applied to reduce Coinmach's outstanding borrowings under its senior credit facility.

THE SERIES C NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SAID ACT AND APPLICABLE STATE SECURITIES LAWS.


                                      ###

                                                                     Page 5 of 6

                                       1